EXHIBIT 10.09

           STOCK PURCHASE AGREEMENT


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                     SUMX INC.

    SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                 December 3, 1998


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                 TABLE OF CONTENTS


SECTION 1.     AGREEMENT TO SELL AND PURCHASE
     1.1  Authorization of Shares
     1.2  Sale and Purchase

SECTION 2.     CLOSING, DELIVERY AND PAYMENT
     2.1  Closing
     2.2  Delivery

SECTION 3.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY
     3.1  Organization, Good Standing and Qualification
     3.2  Capitalization; Voting Rights
     3.3  Authorization; Binding Obligations
     3.4  Financial Statements
     3.5  Liabilities
     3.6  Changes
     3.7  Agreements; Actions
     3.8  Obligations to Related Parties
     3.9  Title to Properties and Assets
     3.10 Patents and Trademarks
     3.11 Compliance with Other Instruments
     3.12 Litigation
     3.13 Tax Returns and Payments
     3.14 Employees
     3.15 Registration Rights
     3.16 Compliance with Laws; Permits
     3.17 Environmental Laws
     3.18 Offering Valid
     3.19 Insurance
     3.20 Full Disclosure

SECTION 4.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER
     4.1  Requisite Power and Authority
     4.2  Consents
     4.3  Investment Representations
     4.4  Transfer Restrictions

SECTION 5.     CONDITIONS TO CLOSING
     5.1  Conditions to Purchasers' Obligations at the Closing
     5.2  Conditions to Obligations of the Company

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SECTION 6.     MISCELLANEOUS
     6.1  Governing Law
     6.2  Survival
     6.3  Successors and Assigns
     6.4  Entire Agreement
     6.5  Separability
     6.6  Knowledge
     6.7  Amendment and Waiver
     6.8  Delays or Omissions
     6.9  Notices
     6.10 Titles and Subtitles
     6.11 Counterparts

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                     SUMX INC.
    SERIES A PREFERRED STOCK PURCHASE AGREEMENT

     THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT
(the "Agreement") is entered into as of December 3, 1998, by and among Sumx Inc., a Mississippi corporation (the "Company"), and Britton & Koontz Capital Corporation ("Purchaser").

                     RECITALS

     WHEREAS, the Company has authorized the sale and issuance of an aggregate of One Million (1,000,000) shares of its Series A Preferred Stock (the "Shares") pursuant to this Agreement; and

     WHEREAS, Purchaser desires to purchase the Shares on the terms and conditions set forth herein, and the Company desires to issue and sell the Shares to Purchaser on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties to agree as follows:


 SECTION 1.AGREEMENT TO SELL AND PURCHASE.

      1.1 Authorization of Shares. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized the sale and issuance to the Purchaser of the Shares having the rights, preferences, privileges and restrictions set forth in the Amended and Restated Articles of Incorporation of the Company, in the form attached hereto as Exhibit A (the "Articles").

      1.2 Sale and Purchase. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to Purchaser at the Closing, and Purchaser agrees to purchase from the Company, severally and not jointly, one million (1,000,000) shares of Series A Preferred Stock at a purchase price of one dollar ($1.00) per Share.

 SECTION 2.CLOSING, DELIVERY AND PAYMENT.

      2.1 Closing. The Closing of the sale of the Shares under this Agreement (the "Closing") shall take place on the date hereof, at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., or at such other time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

      2.2 Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser certificates representing the number of Shares to be purchased by each Purchaser in exchange for payment of the purchase price in immediately available funds.


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 SECTION 3.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

     Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B and delivered as of the Closing Date, the Company hereby represents, warrants and covenants to each Purchaser as follows:

      3.1 Organization, Good Standing and Qualification.

      (a)The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Mississippi. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Investor Rights Agreement in the form attached as Exhibit C (the "Investor Rights Agreement"). The Company has the authority and has taken all actions necessary to issue and sell the Shares and the common stock issuable upon conversion of the Shares (the "Conversion Shares") and to carry out the provisions of this Agreement, the Investor Rights Agreement, and the Articles.

      (b)The Company is qualified and authorized to do business and is in good standing in all other jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the business of the Company.

      (c)The Company owns no equity securities of any other corporation, limited partnership or similar entity.

      3.2 Capitalization; Voting Rights. The authorized capital stock of the Company, immediately prior to the Closing, consists of Three Million Nine Hundred Thousand (3,900,000) shares of common stock, 1,857,143 shares of which are issued and outstanding, and 1,000,000 shares of Preferred Stock, all of which are designated Series A Preferred Stock and none of which are issued and outstanding. All issued and outstanding shares of the Company's capital stock (i) have been duly authorized and validly issued, and
(ii) are fully paid and nonassessable. The rights, preferences, privileges and restrictions of the Shares are as stated in the Articles. The Conversion Shares have been duly and validly reserved for issuance. Other than as listed on the Schedules of Exceptions, or as otherwise provided herein in the Investor
Rights Agreement, there are no outstanding options, warrants, rights
(including conversion or preemptive rights and rights of first refusal), voting or stockholder agreements, or agreements of any kind to which the Company is a party or, to its knowledge, by which it is bound for the purchase or acquisition from the Company of any of its securities, whether or not the Company is a party. Except as may be set forth in the Articles, the Company has no obligation to repurchase any of its capital stock. As of the Closing, the stockholders and optionholders of the Company are as listed on the Schedule of Exceptions.

      3.3 Authorization; Binding Obligations. All corporate action on the part of the Company necessary for the authorization of this Agreement and the Investor Rights Agreement, and for the performance of all obligations of the Company hereunder and thereunder at the Closing has been taken or will be taken prior to the Closing. The Agreement and the Related
Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their respective terms except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (b) general principles of equity that restrict the availability of equitable remedies; and (c) to the extent that the enforceability of the indemnification provisions of the Investor Rights Agreement may be limited by applicable laws. When issued in compliance with the provisions of this Agreement and the Articles, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

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      3.4 Financial Statements. The Company has delivered to each
Purchaser its audited balance sheets and statements of income as of December
31, 1996 and December 31, 1997 (the "Audited Financial Statements"), and its unaudited balance sheet and statements of income as of September 30, 1998 (collectively, the "Interim Financial Statements"), copies of which are attached hereto as Exhibit F (the Audited Financial Statements and Interim Financial Statements are hereinafter referred to as the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles, except as disclosed therein, and present fairly the financial condition and position of the Company, subject to normal recurring year-end audit adjustments, and do not contain all footnotes required under generally accepted accounting principles.

      3.5 Liabilities. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Financial Statements, except for current liabilities incurred in the ordinary course of business.

      3.6 Changes. Except as set forth on the Schedule of Exceptions, since September 30, 1998, there has not been:

      (a)any material change in the assets, liabilities, financial condition or operations of the Company other than changes in the ordinary course of business, which has had or is expected to have a material adverse effect on such assets, liabilities, financial condition, or operations of the Company;

      (b)any material adverse change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

      (c)any material damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects, or financial condition of the Company;

      (d)any waiver by the Company of a valuable right or of a material debt owed to it;


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      (e)any direct or indirect loans made by the Company to
any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

      (f)any declaration or payment of any dividend or other distribution of the assets of the Company;

      (g)any debt, obligation or liability incurred, assumed, or guaranteed by the Company, except those for immaterial amounts and except for current liabilities incurred in the ordinary course of business;

      (h)any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets by the Company; or

      (i)any material change in any other agreement to which the Company is a party or by which it is bound that has materially and adversely affected the business, assets, liabilities, financial condition, or operations or prospects of the Company.

      3.7 Agreements; Actions.

      (a)Except for agreements explicitly contemplated hereby or by the Related Agreements, there are no agreements between the Company and any of its officers, directors, affiliates or any affiliate thereof.

      (b)Set forth on the Schedule of Exceptions is a list of all agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of One Hundred Thousand Dollars ($100,000) (the "Dollar Threshold) (other than obligations of, or payments to, the Company arising from purchase agreements entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products). The agreements or other documents referenced in this
Section 3.7(b) are referred to herein as the "Company Contracts."

      (c)The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to indebtedness and other obligations incurred in the ordinary course of business individually not in excess of the Dollar Threshold), (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged, or otherwise disposed of any of its assets or rights, other than the sale of its products or inventory in the ordinary course of business.

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      (d)The Company has not entered into any letters of intents or binding agreements: (i) with any representative of any corporation or corporations, partnership, limited liability company, association or other business entity or any individual (each an "Acquisition Party") regarding the consolidation or merger of the Company, or any proposed subsidiary or affiliate of the Company with, or into, any such Acquisition Party or for the consolidation or merger of such Acquisition Party, (ii) with any Acquisition Party regarding the sale, conveyance or disposition a significant portion of the assets of the Company or any Acquisition Party, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company or any Acquisition Party is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company or any Acquisition Party.

      (e)The Schedule of Exceptions sets forth a list of all claims (other than invoices received in the ordinary course of business), threatened against the Company under each Company Contract to the extent such claims have had, or would reasonably be expected to have, a material adverse effect on the Company.

      3.8 Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company
(iii) for other standard employee benefits (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company) and (iv) the agreements described on the Schedule of Exceptions pursuant to Section 3.14. None of the officers, directors or stockholders of the Company, or any members of their immediate families, are indebted to the Company. No officer, director or stockholder is a party to any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation.

      3.9 Title to Properties and Assets. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, if any, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) liens and encumbrances that do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in reasonably good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company's assets, both owned and leased, are sufficient to enable it to conduct its business as presently conducted and as proposed to be conducted.


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      3.10 Patents and Trademarks. Except as described on the
Schedule of Exceptions, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted. Except as may be set forth in the Schedule of Exceptions, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by, or a party to, any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Except as set forth on the Schedule of Exceptions, the Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with their duties to the Company or that would materially conflict with the Company's business as proposed to be conducted.


      3.11 Compliance with Other Instruments. The Company is not in violation or default that would likely result in a material adverse affect on the business, operations, or prospects of the Company of: (i) any term of its Articles or Bylaws or other charter documents; (ii) any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound; (iii) any judgment, decree, order, writ; or
(iv) to its knowledge, any statute, rule or regulation applicable to the Company. The execution, delivery, and performance of and compliance with this Agreement and the Investor Rights Agreement, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Articles, will not result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties or conflict with or violate any law, statute, rule, regulation, judgment, order, writ, injunction, decree or arbitration award applicable to the Company or any of its material assets except where such violation, conflict or default would not have a material adverse effect on the Company. There is no such violation or default or event that, with the passage of time or giving of notice or both, would constitute a violation or default which could materially and adversely affect the business of the Company or any of its properties or assets.

      3.12 Litigation. There is no action, suit, proceeding, audit, or investigation pending, or, to the knowledge of the Company, currently threatened against the Company (a) that questions the validity of this Agreement, the Investor Rights Agreement, or any Company Contract or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company, financially or otherwise. The Company is not a party or, to its knowledge, subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and has not entered into any settlement with any third party of any claim. The Company is not a party to any other action, suit, proceeding or investigation except as listed on the Schedule of Exceptions.

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      3.13 Tax Returns and Payments.  Except as set forth on the
Schedule of Exceptions, the Company has prepared and timely filed all federal and state tax returns, or extensions for such, required to be filed by such entity. All taxes shown to be due and payable on such returns, any assessments imposed, and, to the Company's knowledge, all other taxes due and payable by the Company on or before the Closing have been paid. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes.

      3.14 Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the knowledge of the Company, threatened with respect to the Company. The Schedule of Exceptions sets forth a list of all employees who have a written or oral agreement with the Company regarding his or her employment. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

      3.15 Registration Rights. Except as required pursuant to the Investor Rights Agreement, the Company is not presently under any obligation, and has not granted any rights, to register (as defined in Section
1.1 of the Investor Rights Agreement) any of its presently outstanding securities or any of its securities that may hereafter be issued.

      3.16 Compliance with Laws; Permits. The Company is not in violation of any statute, rule, regulation, order, restriction, decree, arbitration award, or any agreement with, or any license or permit from, any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of the Company's business or the ownership of its properties which violation has or reasonably be expected to could materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained, and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any Related Agreement or the Articles or the issuance of the Shares or the Conversion Shares, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it.

      3.17 Environmental Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment, and, to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

      3.18 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchaser contained herein, the offer, sale and issuance of the Shares and the subsequent conversion of the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company, nor any agent on its behalf, has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act.

      3.19 Insurance. The Company has, or will obtain promptly following the Closing, fire and casualty insurance policies with coverage customary for companies similarly situated to the Company. The Schedule of Exceptions sets forth with respect to each insurance policy and reinsurance agreement maintained by or at the expense of the Company (a) the name of the insurance carrier, (b) a description of the coverage and the material terms and provisions of such policy, (c) the annual premium and the cash value (if any), and (d) a description of any past claims or claims pending. The insurance carried by the Company with respect to its properties, assets and businesses (including, without limitation, professional liability insurance) is in amount sufficient for the reasonably prudent protection of the businesses of the Company. Except as set forth on the Schedule of Exceptions, each of such insurance policies is currently in full force and effect.

      3.20 Full Disclosure. This Agreement, the Exhibits hereto, and the Investor Rights Agreement and all other documents delivered by the Company to Purchaser, or its attorneys or agents, in connection herewith or therewith or with the transactions contemplated hereby or thereby, do not contain any untrue statement of a material fact. To the knowledge of the Company, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company, that have not been set forth in the Agreement, the Exhibits hereto, the Investor Rights Agreement or in other documents delivered to Purchaser, or its attorneys or agents in connection herewith.

 SECTION 4.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

     Purchaser hereby represents, warrants, and covenants, severally and jointly, to the Company as follows:

      4.1 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Investor Rights Agreement and to carry out their provisions. All action by Purchaser required for the lawful execution and delivery of this Agreement and the Investor Rights Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Investor Rights Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent that the enforceability of the indemnification provisions of the Investor Rights Agreement may be limited by applicable laws.

      4.2 Consents. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or banking authority on the part of such Purchaser required in connection with the consummation of the transactions contemplated in the Agreement or the Investor Rights Agreement have been or shall have been obtained prior to, and be effective as of, the Closing, including consent from the Federal Reserve to the investment.

      4.3 Investment Representations. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained herein. Purchaser hereby represents and warrants as follows:

      (a)Purchaser Bears Economic Risk. Purchaser has the sophistication and expertise necessary to evaluate and invest in a private placement of securities, is capable of evaluating the merits and risks of its investment in the Company, and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares, or any other shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts, or at the times Purchaser might propose.

      (b)Acquisition for Own Account. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only and not with a view towards their distribution.

      (c)Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Investor Rights Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

      (d)Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

      (e)Company Information. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment. Purchaser has received all of the information it has requested from the Company.

      (f)Rule 144. Purchaser acknowledges and agrees that the Shares and the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which currently permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: (i) the availability of certain current public information about the Company, (ii) the resale in accordance with the minimum holding period set forth in the provisions of Rule 144 after a party has purchased and paid for the security to be sold, (iii) the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and (iv) the number of shares being sold during any three-month period not exceeding specified limitations. Purchaser understands that as of the date hereof neither the Shares nor the Conversion Shares are eligible for resale pursuant to Rule 144 and that the Company has no present intention to take any action to render such Shares eligible.

      4.4 Transfer Restrictions. Purchaser acknowledges and agrees that the Shares and the Conversion Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement and Voting Agreement.

 SECTION 5.CONDITIONS TO CLOSING.

      5.1 Conditions to Purchasers' Obligations at the Closing.
Purchaser's obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

      (a)Legal Investment. On the date of the Closing, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

      (b)Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Investor Rights Agreement (except for such as may be properly obtained subsequent to a Closing).

      (c)Filing of Articles. The Amended and Restated Articles of Incorporation shall have been filed with the Secretary of State of the State of Mississippi at Closing.

      (d)Investor Rights Agreement. The Investor Rights
Agreement shall have been executed and delivered by the parties thereto prior to the Closing. The stock certificates representing the shares subject to the Investor Rights Agreement shall have been delivered to the Secretary of the Company and shall have had appropriate legends placed upon them to reflect the restrictions on transfer set forth in the Investor Rights Agreement.

      (e) Board of Directors. Upon the Closing, the Board shall consist of Richard J. Reppert, Bazile R. Lanneau, Jr., and W. Page Ogden.

      (f)Employment Agreements. At or prior to the Closing, each officer and each other key employee of the Company designated by the Purchaser shall have entered into an Employment Agreement, the agreement containing substantially the terms set forth in the form attached hereto as Exhibit D.

      (g)Voting Agreement. At or prior to the Closing, each of the stockholders of the Company shall have entered into a Voting Agreement, the agreement containing substantially the terms set forth in the form attached hereto as Exhibit G.

      (h)Key Person Insurance. The Company shall have put in place, or shall make arrangements promptly after closing for, life insurance policies for each of Bazile R. Lanneau, Jr. and Richard J. Reppert in the amount of $500,000 for each, payable to the Company.

      (i)Payment for Management Services. The Company shall have entered into an agreement to pay to Purchaser $90,000 per year, for two years, for the management services of Bazile R. Lanneau, Jr.

      (j)Legal Opinion. The Purchaser shall have received from Harwell Howard Hyne Gabbert & Manner, P.C., counsel to the Company, an opinion addressed to Purchaser, dated as of the Closing, in substantially the form attached hereto as Exhibit E.

      (k)Ownership Rights. The Company's original shareholders and developers of the Company's intellectual property shall have provided evidence of ownership of intellectual property rights of the Company.

      (l)Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and its special counsel, and the Purchasers and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

      5.2 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Shares at the Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

      (a)Performance of Obligations. Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchaser on or before the Closing.

      (b)Legal Investment. On the date of the Closing, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

      (c)Filing of Articles. The Amended Articles of
Incorporation shall have been filed with the Secretary of State of the State of Mississippi at Closing.

      (d)Investor Rights Agreement. The Investor Rights
Agreement shall have been executed and delivered by the parties thereto prior to the Closing.

      (e) Board of Directors. Upon the Closing, the Board shall consist of Richard J. Reppert, Bazile R. Lanneau, Jr., and W. Page Ogden.

      (f)Voting Agreement. At or prior to the Closing, each of the stockholders of the Company shall have entered into a Voting Agreement, the agreement containing substantially the terms set forth in the form attached hereto as Exhibit G.

      (g)Minimum Purchase. A minimum of 1,000,000 shares of Series A Preferred Stock shall be purchased by the Purchaser at the Closing for a minimum aggregate purchase price of $1,000,000.

      (h)Legal Opinion. The Company shall have received from counsel to the Purchaser an opinion addressed to them dated as of the Closing, in substantially the form attached hereto as Exhibit E.

      (i)Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and its special counsel, and the Company and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

 SECTION 6.MISCELLANEOUS.

      6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Mississippi as such laws are applied to agreements between Mississippi residents entered into and performed entirely in Mississippi.

      6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing and shall expire upon the first anniversary of such Closing. All statements as to factual matters contained in any Articles or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such Articles or instrument.

      6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

      6.4 Entire Agreement.  This Agreement, the Exhibits hereto, the
Investor Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

      6.5 Separability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      6.6 Knowledge. All references to the Company's "knowledge", or the like, shall mean to the actual knowledge of Company's officers. All references to the "best of Company's knowledge", or the like, shall mean to the knowledge of Company's officers following due inquiry.

      6.7 Amendment and Waiver. This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Shares. The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the Shares.

      6.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Investor Rights Agreement or the Amended and Restated Articles, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Investor Rights Agreement or under the Articles or any waiver on such party's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Investor Rights Agreement, the Articles, Bylaws, or otherwise afforded to any party, shall be cumulative and not alternative.

      6.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt by the person designated for notice hereinafter. All communications shall be sent to the Company at:

     Sumx Inc.
     500 Main Street
     Natchez, Mississippi 39121

   with a copy to:Harwell Howard Hyne Gabbert & Manner, P.C.
     1800 First American Center
     315 Deaderick Street
     Nashville, TN  37238
     Attn: Mark Manner

   and to Purchaser at:Britton & Koontz Capital Corporation
     Post Office Box 1407
     Natchez, Mississippi  39121

   with a copy to:Gwin Lewis Punches
     P.O. Box 1344
     Natchez, Mississippi  39121
     Attn: Robert R. Punches

      6.10 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      6.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this SERIES A PREFERRED STOCK PURCHASE AGREEMENT as of the date written above.



COMPANY:                           PURCHASER:

SUMX INC.                          BRITTON & KOONTZ CAPITAL CORPORATION


By:  /s/ Bazile R. Lanneau, Jr.    By:  /s/ W. Page Ogden
     __________________________         _________________________
Its: President & CEO               Its: President & CEO






SIGNATURE PAGE TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT